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                                                                   EXHIBIT 10.15


                             CONSULTING AGREEMENT
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        THIS CONSULTING AGREEMENT ("AGREEMENT") is made as of January 29, 1999, by Mobile PET Systems, Inc., a Delaware corporation, 2240 Shelter Island
Drive, San Diego, California 92108 ("COMPANY") and Michael Baybak and
Company, Inc., a California corporation, 4515 Ocean View Blvd., Suite 305, La Canada, California 91011 ("CONSULTANT").

                                   RECITALS

        A. Consultant conducts the business of providing national media consulting services and financial community investor relations consulting services for emerging companies.

        B. Company desires to retain Consultant's consulting services on a fixed term basis, and Consultant has agreed to serve Company as an independent contractor on the terms and conditions set forth in this Agreement.

        NOW THEREFORE, the parties agree as follows:

                                    TERMS

        1. CONSULTANT'S SERVICES. Consultant shall provide major media consulting services to Company, such duties to include establishment of a national News Bureau, major news feature development, relations with newsletter writers and with trade media interested in Company and its mobile technology Consultant shall also provide an investor relations program of communications to the U.S. institutional, brokerage and retail investor publics. This work is SUBJECT ALWAYS to the control and direction of Company's CEO and Board of Directors. Consultant shall also consult and advise the CEO and Company on a variety of corporate matters on an on-going basis, as these may relate to the above programs. Consultant shall well and faithfully serve Company or any subsidiary as aforesaid during the continuance of its employment hereunder and use its best efforts to promote the Company's interests. Consultant shall submit a written report to Company by the tenth (10th) day of each month regarding Consultant's activities on Company's behalf during the prior calendar month.


        2. COMPANY LITERATURE. Company shall provide to Consultant copies of all proposed Company literature before the dissemination of such literature to any third parties. Consultant shall not disseminate any such materials or documents without Company's prior approval.

        3. TERM. The term of this Agreement shall be for fifteen (15) months from the date of this Agreement. Company may elect to terminate this Agreement at any time after the first 90 days on 30 (thirty) days' written notice. This Agreement can be renewed at Company's option for a further twelve (12) months on written notice to Consultant at least thirty (30) days before the end of the initial term.

        4. FEE. Consultant's remuneration for its services hereunder shall issue to Consultant a corporate stock option for an aggregate maximum 150,000 shares set at market price ($2.50 per share) as of the date of this Agreement.

This option shall be exercisable on or before January 29, 2004 for the 150,000 shares. If Consultant wishes to exercise this option, it shall do so by tendering the purchase price (i.e., $375,000.00) to Company in cash or wired funds on or before the exercise date. If this option is not exercised by its deadline, it shall lapse. Consultant shall not be entitled to any other fee under this Agreement.


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        5.     TAXES.  Consultant shall be responsible for payment of its income taxes as required by any governmental entity with respect to any compensation paid by Company to Consultant.

        6.     SERVICE PROVIDERS.     During the term of this Agreement,
Consultant shall provide its services to Company primarily through Michael Baybak and George Duggan, and Consultant shall ensure that Michael Baybak and/or George Duggan will be available to provide such services to Company in a timely manner subject to their availability at the time of the request; provided that they shall provide Company not less than fifty (50) hours each month in the aggregate.

        7. CONSULTANT'S EXPENSES. Consultant shall bear all its expenses under this Agreement. The only form of payment to be made by Company to Consultant under this Agreement is the option set forth Section 4.

        8. CONFIDENTIALITY. Company has in its possession certain confidential and proprietary devices, ideas, programs, know-how, business plans and other information in written, oral, electronic and physical/sample form, including all information, documentation, photographs, services and demonstrations of any nature whatsoever regarding Company's affairs, products, and/or services (collectively "CONFIDENTIAL DATA").

               8.1 TREATMENT OF CONFIDENTIAL DATA. Consultant shall keep and maintain all Confidential Data in the strictest confidence and undertake the following additional obligations: (a) use the Confidential Data for the sole purpose of furthering Company's interests; (b) not disclose Confidential Data to persons not affiliated with Company; (c) limit discrimination of Confidential Data to only those employees of Consultant who have a need to know and then only if those employees sign a counterpart of this Agreement; (d) not copy, duplicate, transmit, communicate, disclose and/or publish Confidential Data or any portion thereof; (e) return the Confidential Data and all documents, notes or physical evidence thereof to Company on the termination of this Agreement; (f) maintain the Confidential Data secret at all times; (g) protect the Confidential Data with the same degree of care as Consultant uses to protect its own such data, but in all events use at least a reasonable degree of care; (h) not in any way otherwise transfer the Confidential Data to any other person; and (i) not incorporate or in any way use any part of the Confidential Data (disclosed separately or embodied in any of Company's products or equipment) in its or any other party's products or businesses. Consultant's employees who have access to the Confidential Data will be bound by all the terms of this Agreement.

               8.2 TRADE SECRETS. Consultant acknowledges that all Confidential Data is proprietary and confidential and constitutes Company's trade secrets. Consultant shall not disclose any such trade secrets, directly or indirectly, voluntarily or involuntarily, to any other person or use it in any way, at any time hereafter, except as expressly authorized by Company in writing. All files, records, documents, equipment and similar items relating to Company's business, whether prepared by Consultant or others, are and shall remain exclusively Company's property.

               8.3 PROPERTY RIGHTS. Company shall solely own and have exclusive rights to all the Confidential Data, and all modifications and derivative works thereof, and to all United States and foreign patents, trademarks, copyrights, mask works, trade secrets, and other intellectual property rights related thereto. Consultant is not granted any license or other interest in the Confidential Data.

               8.4 SCOPE; TERM. The Confidential Data disclosed to Consultant is to be reviewed only for the limited purpose set forth above and for no other purpose. Company is not obligated to enter into


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any further agreement or business relationship with Consultant. The restrictions in this Agreement will survive and continue in force until five (5) years after the date of this Agreement.

         8.5. EXCEPTIONS. These obligations and restrictions shall not apply to Confidential Data that falls within any of the following exceptions, provided Consultant proves and produces credible written evidence to establish one of the exceptions: (a) is or becomes part of the public domain without breach of this Agreement by Consultant; (b) is lawfully in Consultant's possession before a disclosure and not subject to an existing agreement between the parties; (c) is independently developed by or for Consultant completely apart from the disclosures hereunder; (d) is received from a third party who lawfully acquired such information without restriction, and without a breach of this Agreement by Consultant; and/or (e) is released pursuant to a binding court order or government regulation, provided that Consultant delivers a copy of such order or action to Company and cooperates with Company if it elects to contest such disclosure.

         8.6. REMEDIES. The remedy at law for breach of this Agreement being inadequate, Company shall be entitled, in addition to such other remedies as it may have, to temporary or injunctive relief for any breach or threatened breach of any provision of this Agreement without proof of actual damages that have been or may have been caused to it by such breach. All provisions hereof shall survive the end of the term of this Agreement.

         8.7. NON-COMPETE. Consultant shall not, either directly or indirectly, carry on, participate, or engage in, either as employee, employer, principal, agent, consultant, owner, part-owner, co-venturer, officer, director, shareholder, partner, manager, operator, financier, employee, salesman, or in any other individual, representative or participating capacity, any business which is in any way competitive with or similar to Company's business for so long, not exceeding five (5) years from the date hereof, as Company, or any person deriving title to its goodwill, carries on a like business. The area in which Consultant shall be so restrained shall be throughout the United States, and this Agreement shall be deemed to be a separate non-compete covenant for each and every county therein. IF ANY PORTION OR PROVISION OF THIS NON-COMPETE IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE OVERLY BROAD, IT IS THE PARTIES' EXPRESS INTENT THAT THE PROVISIONS SHALL NEVERTHELESS BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY LAW AND SHALL GOVERN AND APPLY TO AS MUCH GEOGRAPHICAL AREA AND/OR TIME DURATION, NOT TO EXCEED THAT WHICH IS SET FORTH ABOVE, AS POSSIBLE.

         8.8. SURVIVAL OF OBLIGATIONS. The restrictions and obligation of this Agreement shall survive any expiration, termination or cancellation of this Agreement or any business relationship or opportunity entered into or negotiated by the parties hereto.

     9.  INDEMNITY.

         9.1. Company shall indemnify and hold Consultant harmless from any loss, costs or expenses incurred as a result of or arising out of Consultant's dissemination or publication of any documents or literature issued or approved in writing by Company in accordance with Section 2, above, if it is established by a Court of competent jurisdiction that such documents contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading. Company shall be solely responsible for all required registrations/exemptions for its securities at the federal and state levels.

         9.2. Consultant shall indemnify, defend and hold Company harmless from all losses, liabilities, damages, fees (including attorneys' fees), costs and suits arising from or relating to any negligent or other wrongful act of Consultant or any breach of this Agreement.


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     10.  TERMINATION.  This Agreement may be terminated forthwith by
Company without prior notice if at any time: (a) Consultant shall commit any breach of any of provision of this Agreement; (b) Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder;
(c) Consultant shall become bankrupt or make any arrangements or composition with its creditors; or (d) Michael Baybak shall become of unsound mind or be declared incompetent to handle his own personal affairs.

     11. CONFLICTING ACTIVITIES. Company is aware that Consultant has now and will continue to have business interests in other companies. Company recognizes that these companies will require a certain portion of Consultant's time. Consultant may continue to devote time to such outside interests, provided that such interests do not conflict with, in any way, the time required for Consultant to perform its duties under this Agreement.

     12. PERSONAL SERVICES. The services to be performed by Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by Consultant without Company's prior written consent.

     13.  GENERAL TERMS.

          13.1. NOTICES. Unless otherwise provided in this Agreement or by law, all notices required or permitted by this Agreement or by law to be served on or delivered to a party shall be in writing and deemed duly served, delivered, and received when personally delivered to the party to whom directed, or instead, three (3) business days after deposit in the U.S. mail, certified or registered, return receipt requested, first-class postage prepaid, addressed to the address indicated in this Agreement. A party may change this address by giving written notice of the change to the other party. Fax transmission to a fax machine specified in such a notice shall constitute personal delivery.

         13.2. CONSTRUCTION OF AGREEMENT. Whenever the context requires, any gender includes all others, the singular number includes the plural, and vice-versa. Captions are inserted for convenience of reference and do not describe or limit the scope or intent of this Agreement. Any recitals above, and any exhibits or schedules referred to and/or attached hereto, are incorporated by reference into this Agreement. "PERSON" includes a corporation, limited liability company, partnership, trust, or any other legal entity. "INCLUDING" means including without limitation.

         13.3. INTERPRETATION OF AGREEMENT. This Agreement contains the entire agreement between the parties regarding its subject matter. Any prior oral or written representations, agreements and/or understandings shall be of no effect. No waiver, amendment or discharge of this Agreement shall be valid unless it is in writing and signed by the party to be obligated. This Agreement shall be governed by California law. Subject to any provision of this Agreement that may prohibit or curtail assignment of rights, this Agreement shall bind and inure to the benefit of the parties and their heirs, assigns, representatives and successors. If any term, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full effect. No inference, assumption or presumption shall be drawn if a party or a party's attorney prepared and/or drafted this Agreement; it shall be conclusively presumed that the parties participated equally in its preparation and/or drafting.

         13.4. JURISDICTION; VENUE; ATTORNEYS' FEES. In any proceeding (including arbitration) involving this Agreement, (a) the proper place of trial or hearing shall be San Diego County, California, and the parties irrevocably submit to the jurisdiction of the federal and California courts within San Diego


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County, and (b) the prevailing party shall be entitled to recover actual attorney's fees and all litigation-related costs (including expert witnesses' fees) incurred in addition to all other items of recovery permitted by law.

         13.5. EXECUTION OF THIS AND OTHER INSTRUMENTS. The parties have signed below voluntarily after having been advised by their respective counsel of all provisions hereof, and, in signing below, they are not relying on any inducements, promises, and representations made by or on behalf of the other party except as set forth herein. This Agreement may be executed in counterparts, each of which shall be deemed an original. Each party shall take all reasonable steps, and execute, acknowledge, and deliver all further instruments necessary or expedient to implement this Agreement.

         13.6. ARBITRATION. If a dispute arises involving this Agreement, the parties shall submit the matter to JAMS/Endispute for binding arbitration under its rules for commercial matters. The parties shall equally split fees and costs of the arbitration. The arbitrator may award the prevailing party its costs and reasonable attorney's fees. The parties shall have all discovery rights as provided in the California Code of Civil Procedure.

     INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement as of the date first written above.

"COMPANY"
Mobile PET Systems, Inc., A Delaware Corporation

By: /s/ Paul Crowe
    ----------------------------
     President

"CONSULTANT"
Michael Baybak and Company, Inc., A California Corporation

By: /s/ Michael Baybak
    ----------------------------
     President

By: /s/ Michael Baybak
    ----------------------------
     Secretary


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